UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2022

Loop Media, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55591	47-3975872
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

700 N. Central Ave., Suite 430 Glendale, CA	91203
(Address of Principal Executive Office)	(Zip Code)

(213) 436-2100

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Loan Agreement

Effective as of July 29, 2022, Loop Media, Inc. (the “Company”) entered into a Loan and Security Agreement (the “Loan Agreement”) with Industrial Funding Group, Inc. (the “Initial Lender”) for a revolving loan credit facility for the principal sum of up to four million dollars ($4.0 million), and through the exercise of an accordion feature, a total sum of up to ten million dollars ($10 million) (the “Loan”), evidenced by a Revolving Loan Secured Promissory Note (the “Note”), also effective as of July 29, 2022. As of August 2, 2022, the Company borrowed approximately two million dollars ($2.0 million) under the Loan, and the Initial Lender assigned the Loan Agreement, and the loan documents related thereto, to GemCap Solutions, LLC (the “Senior Lender”).

The Loan matures twenty-four (24) months from the date of the Loan Agreement and accrues interest on the unpaid principal balance of advances, payable monthly in arrears, beginning on September 7, 2022, at an annual rate equal to the greater of (I) the sum of (i) the “Prime Rate” as reported in the “Money Rates” column of The Wall Street Journal, adjusted as and when such Prime Rate changes, plus (ii) zero percent (0.00%), and (II) four percent (4.00%).

Under the Loan Agreement, the Company has granted to the Senior Lender a first-priority security interest in all of the Company’s present and future property and assets, including products and proceeds thereof. In connection with the Loan, the Company’s existing secured lenders delivered subordination agreements (the “Subordination Agreements”) to the Senior Lender (each lender, a “Subordinated Lender” and together, the “Subordinated Lenders”).

In connection with the delivery of the Subordination Agreements by the Subordinated Lenders, on July 29, 2022, the Company issued warrants (each a “Warrant” and collectively, the “Warrants”) to each Subordinated Lender on identical terms for an aggregate of up to 888,998 shares of the Company’s common stock (the “Warrant Shares”). Each Warrant has an exercise price of $1.75 per share, expires on July 29, 2025 (the “Expiration Date”), and shall be exercisable at any time prior to the Expiration Date. One Warrant for 574,712 Warrant Shares was issued to Eagle Investment Group, LLC, an entity managed by Bruce Cassidy, a member of the Company’s board of directors, as directed by its affiliate, Excel Family Partners, LLLP (“Excel”), one of the Subordinated Lenders. The Subordinated Lenders receiving Warrants for the remaining 314,285 Warrant Shares also will receive a cash payment of $22,000 six months from the date of the Subordination Agreements, representing one percent (1.00%) of the outstanding principal amount of the loan.

The descriptions of the Loan Agreement, the Note, the Subordination Agreements and the Warrants are qualified in their entirety by reference to the full texts of the Loan Agreement, the Note, the form of Subordination Agreement and the form of Warrant, which are incorporated by reference herein. Copies of the Loan Agreement, the Note, the form of Subordination Agreement and the form of Warrant are included herein as Exhibits 10.1, 10.2, 10.3 and 4.1, respectively.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information in Item 1.01 with respect to the Loan Agreement is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities

The information in Item 1.01 with respect to the Warrants is incorporated by reference into this Item 3.02. The issuance of the Warrants was not registered under the Securities Act of 1933, as amended (the “Securities Act”). The Warrants were issued in a private placement exempt from the registration requirements of the Securities Act, in reliance on the exemptions set forth in Section 4(a)(2) of the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Form of Warrant (previously filed on May 19, 2022, as Exhibit 4.1 of the Company’s Current Report on Form 8-K).

10.1	Loan and Security Agreement, dated July 29, 2022, by and between the Company and the Initial Lender.

10.2	Revolving Loan Secured Promissory Note, dated July 29, 2022, executed by the Company for the benefit of the Initial Lender.

10.3	Form of Subordination Agreement, dated July 29, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: August 4, 2022	LOOP MEDIA, INC.

	By:	/s/ Jon Niermann
Jon Niermann, CEO